Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                 James Huang
                                (858) 531-1591

STONE TAN CHINA ACQUISITION CORP. COMMON STOCK AND WARRANTS TO TRADE SEPARATELY ON NOVEMBER 7, 2007

NEW YORK, NEW YORK, November 5, 2007 — Stone Tan China Acquisition Corp. (the “Company”; OTC Bulletin Board: STTAU) announced today that Morgan Joseph & Co. Inc., the representative of the underwriters for its initial public offering of units, has notified it that commencing on November 7, 2007, the holders of the Company’s units may separately trade the common stock and warrants included in such units. The symbols for the common stock, warrants and units are STTA, STTAW, and STTAU, respectively.

Stone Tan China Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an unidentified operating business having its primary operations in the People’s Republic of China.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.